EXHIBIT 4.1


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                    WELLS FARGO ASSET SECURITIES CORPORATION
                                   (Depositor)

                                       and

                             WELLS FARGO BANK, N.A.
                                (Master Servicer)

                                       and

                       HSBC BANK USA, NATIONAL ASSOCIATION
                                    (Trustee)

                                 AMENDMENT NO. 1

                          Dated as of December 4, 2007

                                     to the

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 28, 2007

                       Mortgage Pass-Through Certificates
                                  Series 2007-8

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

            AMENDMENT NO. 1, dated as of December 4, 2007 (the "Amendment"), to the Pooling and Servicing Agreement, dated as of June 28, 2007 (the "Agreement"), among WELLS FARGO ASSET SECURITIES CORPORATION, as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (the "Master Servicer"), and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

            WHEREAS, HSBC Securities (USA) Inc. ("HSBC Securities"), as underwriter of the Classes of Certificates offered by the base prospectus, dated June 25, 2007, as supplemented by the prospectus supplement, dated June 27, 2007 (together with the base prospectus, the "Prospectus"), and supplement, dated June 28, 2007 (together with the Prospectus, the "Supplemented Prospectus"), intended to structure the Class I-A-3 Certificates as a Class of Super Senior Certificates (as defined in the Supplemented Prospectus), with its share of the principal portion of Realized Losses on each Distribution Date after the Subordination Depletion Date to be borne by the Class I-A-4 Certificates.

            WHEREAS, HSBC Securities desires that the Depositor, the Master Servicer and the Trustee enter into this Amendment.

            WHEREAS, Section 10.01(a) of the Agreement provides, among other things, that the Depositor, the Master Servicer and the Trustee may amend the Agreement subject to certain provisos.

            WHEREAS, Cede & Co., as nominee for The Depository Trust Company, is the Holder of the Class I-A-4 Certificates, evidencing 100% of the aggregate Voting Interest of such Class of Certificates, and it has consented to this Amendment.

            WHEREAS, the Depositor, the Master Servicer and the Trustee agree to amend the Agreement, as set forth in this Amendment.

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment of Section 1.01.

            (a) The following definitions are hereby added to read in their entirety as follows:

            Class I-A-3 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class I-A-3 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class I-A-4 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class I-A-4 Certificates with respect to such Determination Date prior to any reduction for the Class I-A-4 Loss Allocation Amount and (b) the Class I-A-3 Loss Amount.

            (b) The first paragraph of the "Principal Balance" definition is hereby amended to read in its entirety as follows:

            As of the first Determination Date and as to any Class of Class A Certificates (other than a Class of Exchangeable Certificates or Interest Only Certificates or the Class A-PO Certificates) or Component, the Original Principal Balance or, in the case of a Class of Exchangeable REMIC Certificates, the Maximum Initial Principal Balance, of such Class or Component. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Non-PO Certificates (other than a Class of Interest Only Certificates), the Original Principal Balance (increased in the case of a Class of Accrual Certificates by the applicable Accrual Distribution Amounts with respect to prior Distribution Dates) or, in the case of a Class of Exchangeable REMIC Certificates, the Maximum Initial Principal Balance of such Class, less the sum of all amounts previously allocated to such Class on prior Distribution Dates (i) pursuant to Paragraph third clauses (A)(1) and (B)(1) of Section 4.01(a)(i), as applicable, (ii) pursuant to the provisos in Paragraphs first clause (A) and second clause (A) and first clause (B) and second clause (B) of
Section 4.01(a)(i), as applicable, (iii) pursuant to clause (iii) of Section 4.01(b) and (iv) as a result of a Principal Adjustment. After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Non-PO Certificates will also be reduced (if clause (a) is greater than clause (b)) or increased (if clause (a) is less than clause (b)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (a) the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (b) the Group I Adjusted Pool Amount (Non-PO Portion) or Group II Adjusted Pool Amount (Non-PO Portion), as applicable, for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class I-A-3 Certificates will be decreased by the Class I-A-4 Loss Allocation Amount, the amount of any such reduction for the Class I-A-13 and Class I-A-14 Certificates will be decreased by the Class I-A-15 Loss Allocation Amount and the amount of any such reduction for the Class II-A-2, Class II-A-7, Class II-A-8, Class II-A-9 and Class II-A-11 Certificates will be decreased by the Class II-A-3 Loss Allocation Amount. After the Subordination Depletion Date, the Principal Balance for the Class I-A-4 Certificates will additionally be reduced by the Class I-A-4 Loss Allocation Amount, the Principal Balance for the Class I-A-15 Certificates will additionally be reduced by the Class I-A-15 Loss Allocation Amount and the Principal Balance for the Class II-A-3 Certificates will additionally be reduced by the Class II-A-3 Loss Allocation Amount. In addition, any increase allocated to the Class I-A-3 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class I-A-4 Certificates, any increase allocated to the Class I-A-13 and Class I-A-14 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class I-A-15 Certificates and any increase allocated to the Class II-A-2, Class II-A-7, Class II-A-8, Class II-A-9 and Class II-A-11 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class II-A-3 Certificates. Notwithstanding the foregoing, on any Distribution Date in which the sum of the Class I-A-13 Loss Amount and Class I-A-14 Loss Amount exceeds the Principal Balance of the Class I-A-15 Certificates prior to any reduction for the Class I-A-15 Loss Allocation Amount, such excess will be allocated, pro rata, based on the Class I-A-13 Loss Amount and Class A-14 Loss Amount, in reduction of the Principal Balances of the Class I-A-13 and Class I-A-14 Certificates and notwithstanding the foregoing, on any Distribution Date in which the sum of the Class II-A-2 Loss Amount, Class II-A-7 Loss Amount, Class II-A-8 Loss Amount, Class II-A-9 Loss Amount and Class II-A-11 Loss Amount exceeds the Principal Balance of the Class II-A-3 Certificates prior to any reduction for the Class II-A-3 Loss Allocation Amount, such excess will be allocated, pro rata, based on the Class II-A-2 Loss Amount, Class II-A-7 Loss Amount, Class II-A-8 Loss Amount, Class II-A-9 Loss Amount and Class II-A-11 Loss Amount, in reduction of the Principal Balances of the Class II-A-2, Class II-A-7, Class II-A-8, Class II-A-9 and Class II-A-11 Certificates.

            Section 2. Amendment of Section 11.17. The first two sentences of
Section 11.17 of the Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

            A Single Certificate for the Class A Certificates (other than the Class I-A-4, Class I-A-8, Class I-A-14, Class I-A-15, Class I-A-23, Class II-A-3, Class II-A-4, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class A-PO and Residual Certificates) represents a $25,000 Denomination. A Single Certificate for the Class I-A-4, Class I-A-14, Class I-A-15, Class I-A-23, Class II-A-3, Class II-A-13, Class II-A-14, Class II-A-15, Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination.

            Section 3. Amendment of Exhibit A-I-A-4. Exhibit A-I-A-4 to the Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A-I-A-4 attached hereto.

            Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 5. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 6. Governing Law; Jurisdiction. This Amendment shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    WELLS FARGO ASSET SECURITIES CORPORATION
                                        as Depositor

                                    By:  /s/ Bradley A. Davis
                                       -----------------------------------------
                                       Name:  Bradley A. Davis
                                       Title: Vice President

                                    WELLS FARGO BANK, N.A.
                                        as Master Servicer

                                    By:  /s/ Joshua Kelly
                                       -----------------------------------------
                                       Name:  Joshua Kelly
                                       Title: Vice President

                                    HSBC BANK USA, NATIONAL ASSOCIATION
                                        as Trustee

                                    By:  /s/ Alexander Pabon
                                       -----------------------------------------
                                       Name: Alexander Pabon
                                       Title: Vice President

STATE OF MARYLAND       )
                         ss.:
COUNTY OF FREDERICK     )

            On the 4th day of December, 2007 before me, a notary public in and for said State, personally appeared Bradley A. Davis, known to me to be a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

STATE OF MARYLAND       )
                              ss.:
COUNTY OF HOWARD        )

            On the 4th day of December, 2007, before me, the undersigned officer, personally appeared Joshua Kelly, and acknowledged to me to be a Vice President of Wells Fargo Bank, National Association, and that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said entity.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.



-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the 4th day of December, 2007, before me, a notary public in and for the State of New York, personally appeared Alexander Pabon, known to me who, being by me duly sworn, did depose and say that he is a Vice President of HSBC Bank USA, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

                                 EXHIBIT A-I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2007-8, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                           interest rate, monthly pay,
                               first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE IS AN EXCHANGEABLE REMIC CERTIFICATE AS DESCRIBED IN THE AGREEMENT REFERENCED HEREIN.

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS I-A-3 CERTIFICATES WILL BE BORNE BY THE CLASS I-A-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE MAXIMUM INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date: June 1, 2007

CUSIP No.: 94986A AD0                     First Distribution Date: July 25, 2007

ISIN No.: US94986AAD00                    Denomination: $

Percentage Interest evidenced             Maximum Initial Principal
by this Certificate: %                    Balance: $

Final Scheduled Maturity Date: July 25,
2037

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, monthly pay, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, consisting of two loan groups (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2007 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent


                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By
   ---------------------------
   Authorized Officer